UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                     FORM 8K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: March 2, 2000



                           FARM FAMILY HOLDINGS, INC.
      A Delaware Corporation Commission File No. 1-11941 IRS No. 14-1789227

                   344 Route 9W, Glenmont, New York 12077-2910
                  Registrant's telephone number: (518) 431-5000

Item 5.  Other Events

On February 29, 2000, Farm Family Holdings, Inc. issued a press release announcing the results of its operations for the fourth quarter and year ended December 31, 1999.

Item 7.  Financial Statements and Exhibits

The following exhibits are filed as part of this report:

Exhibit Index

Exhibit 99    - Press Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    FARM FAMILY HOLDINGS, INC.
                                          (Registrant)




 March 2, 2000            /s/ Philip P. Weber
-----------------       --------------------------------------------------
   (Date)                           Philip P. Weber
                                    President and CEO

IMMEDIATE RELEASE                                     Contact: Timothy A. Walsh
                                                      Executive Vice President
                                                      Finance & Treasurer
                                                      (518) 431-5410




           Farm Family Holdings Reports Increased Operating Income for the Fourth Quarter and Year Ended December 31, 1999

Glenmont, New York - February 29, 2000 - Farm Family Holdings, Inc.(NYSE: FFH) (the "Company") today announced results of its operations for the fourth quarter and year ended December 31, 1999, which includes the operations of Farm Family Life Insurance Company ("Farm Family Life") and Farm Family Life's wholly-owned subsidiary, United Farm Family Insurance Company ("United Farm Family"), since April 6, 1999, the effective date of the acquisition of Farm Family Life by the Company.

Consolidated operating income for the fourth quarter of 1999 increased 14.3% to $5,182,000 compared to $4,534,000 for the same period in 1998. On a diluted per share basis, consolidated operating income was $0.84 for the fourth quarter of 1999 compared to $0.86 for the same period in 1998.

Consolidated operating income for the year ended December 31, 1999 was $19,131,000 compared to $14,271,000 for the same period in 1998. On a diluted per share basis, consolidated operating income for the year ended December 31, 1999 was $3.22 compared to $2.69 for the same period in 1998. Operating income excludes realized investment gains (losses), nonrecurring items, and the related taxes thereon.

Net income for the fourth quarter of 1999 was $4,653,000 compared to $4,480,000 for the fourth quarter of 1998. On a diluted per share basis, net income was $0.75 for the fourth quarter of 1999 compared to $0.85 for the same period in 1998. Net income for the year ended December 31, 1999 was $18,618,000 compared to $18,671,000 for the same period in 1998. On a diluted per share basis, net income for the year ended December 31, 1999 was $3.13 compared to $3.52 for the same period in 1998. Net income for the year ended December 31, 1998 included a net gain of $4,107,000 or $0.77 per share ($6,318,000 less taxes of $2,211,000)
as a result of the reduction of a significant portion of the Company's liability for its extended earnings program with its agents.

Philip P. Weber, President and CEO of Farm Family Holdings, said, "Our fourth quarter and 1999 results were generally consistent with our expectations. We continue to see opportunities to deliver comprehensive financial services to the agribusiness and rural and suburban markets we serve. We believe our revised agent contracts and focus on service demonstrate our commitment to profitable growth and enhancing shareholder value. In addition, we are developing web-enabled systems initiatives aimed at increasing the accessibility and usability of our primary product systems for our agents."

                                   ***More***

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The Company replaced its existing lines of credit with a revolving credit agreement with three banks during January 2000. The credit agreement, which expires during January 2003, provides for uncollateralized borrowings of up to $30,000,000 (reducing by $10,000,000 per year unless otherwise extended) at the lending banks'prime rate or LIBOR plus 0.8%.

Property and Casualty Insurance Business

For the fourth quarter of 1999, property and casualty premium revenue was $46,466,000 compared to $48,352,000 for the same period in 1998. The decrease in premium revenue for the fourth quarter of 1999 was primarily attributable to an increase of $2,739,000 in premium revenue ceded to Farm Family Casualty's reinsurers and a decrease of $668,000 in premium revenue from Farm Family Casualty's voluntary assumed reinsurance business. The increase in premium revenue ceded to reinsurers was primarily attributable to an increase in premiums ceded pursuant to Farm Family Casualty's aggregate stop loss reinsurance program which also reduced losses and loss adjustment expenses for the fourth quarter of 1999. These decreases in premium revenue were partially offset by an increase in premium revenue derived from Farm Family Casualty's direct writings of $1,168,000 and premium revenue of $420,000 from United Farm Family.

For the year ended December 31, 1999, property and casualty premium revenue increased 3.9% to $188,921,000 compared to $181,756,000 for the same period in 1998. The increase in property and casualty premium revenue for the year ended December 31, 1999 was attributable to an increase of $7,154,000 in premium revenue derived from Farm Family Casualty's direct writings, an increase of $1,036,000 in premium revenue assumed from Farm Family Casualty's reinsurers and premium revenue of $977,000 from United Farm Family. These increases were partially offset by an increase of $2,002,000 in premium revenue ceded to Farm Family Casualty's reinsurers.

For the fourth quarter of 1999, property and casualty net written premiums were $44,345,000 compared to $46,599,000 for the same period in 1998. For the year ended December 31, 1999, property and casualty net written premiums increased 1.5% to $191,702,000 compared to $188,824,000 for the same period in 1998. The increase in property and casualty net written premiums for the year ended December 31, 1999 was attributable to an increase of $5,356,000 or 3.0% in direct writings by Farm Family Casualty (excluding assigned risk automobile business premiums), an increase of $855,000 in Farm Family Casualty's assigned risk automobile business premiums, and the inclusion of United Farm Family's net written premiums of $1,435,000. These increases were partially offset by an increase of $3,981,000 in premiums ceded to Farm Family Casualty's reinsurers and a decrease of $787,000 in premiums assumed by Farm Family Casualty. Excluding premiums from personal automobile business in the state of New Jersey and premiums from assigned risk automobile business, Farm Family Casualty's direct writings increased $2,011,000 or 5.5% for the fourth quarter of 1999 compared to the same period in 1998 and $9,405,000 or 6.1% for the year ended December 31, 1999 compared to the same period in 1998.

Direct written premiums for personal automobile business in New Jersey decreased $901,000 or 13.1% for the fourth quarter of 1999 compared to the same period in 1998 and decreased $4,049,000 or 14.9% for the year ended December 31, 1999

                                   ***More***
compared to the same period in 1998. This reduction was primarily attributable to the New Jersey legislation mandating a rate roll back for personal automobile business in the state. In addition, certain changes in the New Jersey Farm Bureau's membership requirements have had a favorable impact on reducing the growth of Farm Family Casualty's personal automobile policies in New Jersey. For the year ended December 31, 1999, the number of personal automobile policies Farm Family Casualty had in New Jersey decreased by 2.3% compared to an increase of 18.8% during the year ended December 31, 1998.

The statutory combined ratio for property and casualty business was 99.7% for the fourth quarter of 1999 compared to 96.4% for the same period in 1998. Losses and loss adjustment expenses for property and casualty business were 74.7% of premium revenue for the fourth quarter of 1999 compared to 72.9% for the same period in 1998. An increase in weather-related losses for Farm Family Casualty during the fourth quarter of 1999 to $2,885,000 from $1,652,000 during the same period in 1998, and the inclusion of United Farm Family contributed to the increase in the loss and loss adjustment expense ratio. Excluding United Farm Family, the combined ratio for property and casualty business was 98.4% for the fourth quarter of 1999 and the loss and loss adjustment expense ratio was 73.9% during the same period.

The statutory combined ratio for property and casualty business was 100.0% for the year ended December 31, 1999 compared to 98.4% for the same period in 1998. Losses and loss adjustment expenses for property and casualty business were 74.9% of premium revenue for the year ended December 31, 1999 compared to 73.9% for the same period in 1998. Excluding United Farm Family, the combined ratio for property and casualty business was 98.5% in 1999 and the loss and loss adjustment expense ratio was 73.8% in 1999.

The GAAP combined ratio for property and casualty business was 100.2% for the fourth quarter of 1999 compared to 97.0% for the same period in 1998 and was 99.5% for the year ended December 31, 1999 compared to 99.1% for the same period in 1998. Excluding United Farm Family, the GAAP combined ratio was 99.1% for the fourth quarter of 1999 compared to 97.0% for the same period in 1998 and was 98.1% for the year ended December 31, 1999 compared to 99.1% for the same period in 1998.

Operating income for property and casualty business for the fourth quarter of 1999 was $4,285,000 compared to $4,741,000 for the same period in 1998. The decrease in the fourth quarter operating income was largely due to the decrease in earned premium and the increase in combined ratio, partially offset by an increase in net investment income. Operating income for property and casualty business for the year ended December 31, 1999 was $17,140,000 compared to $14,884,000 for the same period in 1998. The increase in operating income for 1999 was mainly attributable to the increase in earned premiums, the decrease in combined ratio and the increase in net investment income.

                                   ***More***

Life Insurance Business

For the fourth quarter of 1999, life insurance premium revenue was $9,448,000, operating income was $1,281,000, net investment income was $12,464,000 and total assets were $812,106,000.

The operations of the life insurance business have been included in the Company's operating results since April 6, 1999, when the Company acquired all of the outstanding capital stock of Farm Family Life.

Farm Family Holdings is the parent of Farm Family Casualty Insurance Company and Farm Family Life Insurance Company. Farm Family Casualty and Farm Family Life's subsidiary, United Farm Family, are specialized property and casualty insurers of farms, agricultural related businesses and residents and businesses of rural and suburban communities. Farm Family Life sells individual whole life, term and universal life products, single and flexible premium deferred annuity products and disability income insurance products.

                                   ***More***

Safe Harbor Statement under The Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management's current knowledge, expectations, estimates, beliefs and assumptions. The forward-looking statements in this press release include, but are not limited to, statements of the plans and objectives of the Company or its management, statements of future economic performance and assumptions underlying statements regarding the Company or its business. Readers are hereby cautioned that certain events or circumstances could cause actual results to differ materially from those estimated, projected, or predicted. The forward-looking statements in this press release are not guarantees of future performance and are subject to a number of important risks and uncertainties, many of which are outside the Company's control, that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, exposure to catastrophic loss, geographic concentration of loss exposure in New York, New Jersey, and the Northeastern United States generally, and conditions specific to the insurance industry, including its cyclical nature, regulatory changes and conditions, rating agency policies and practices, competitive factors, claims development and the impact thereof on loss reserves and the Company's reserving policy, the adequacy of the Company's reinsurance programs, developments in the securities markets and the impact thereof on the Company's investment portfolio, the effect of regulatory changes governing personal automobile insurance in New Jersey and the impact thereof on the Company's direct written premium, losses and loss adjustment expenses, the risks associated with the legislative, regulatory and competitive environments in the states in which the Company currently operates, heightened competition, including specifically the intensification of competition, failure to obtain new customers or to retain existing customers, the effect of the uncertainties related to the Year 2000 issue, the Company's primary reliance, as a holding company, on dividends from its subsidiaries and the applicable regulatory restrictions on the ability of the Company's subsidiaries to pay such dividends, changes in tax laws, and other risks listed from time to time in the Company's Securities and Exchange Commission filings, including the Form 10-K filed for the fiscal year ended December 31, 1998. Additional risks and uncertainties that may cause actual results of operations and business of Farm Family Life Insurance Company (the "Life Company") to differ materially from those contemplated or estimated in such forward looking statements, include, among others: (i) the soundness of assumptions regarding future morbidity, persistency, lapse rates, expenses, mortality and interest rates used in calculating reserve and liability amounts and in developing pricing and other terms of its life insurance products; (ii) the ability of the Life Company to maintain its current financial strength and claims-paying ratings; (iii) changes in interest rates causing a reduction of investment income, operating cash flow and other sources which affect the Life Company's ability to pay policyholder benefits; (iv) policyholder lapses resulting from interest rate fluctuations;
(v) ability of the Life Company to maintain appropriate levels of statutory capital and surplus, particularly in light of continuing scrutiny by rating organizations and state insurance regulatory authorities; (vi) a significant change in or termination of the Life Company's relationship with the Farm Bureaus(R) in the states where the Life Company's business is concentrated;
(vii) adverse state and federal legislation and regulation, including limitations on premium levels, increases in minimum capital and reserves and other financial viability requirements; (viii) heightened competition, including, specifically the intensification of price competition, the entry of new or existing competitors and the formation of new products by new and existing competitors which may have substantially greater technical, financial and operating resources; (ix) inability to carry out marketing and sales plans;
(x) loss of key executives; (xi) general economic and business conditions which are less favorable than expected; and (xii) unanticipated changes in industry trends.

                                   ***More***

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


                           FARM FAMILY HOLDINGS, INC.
                   Condensed Consolidated Statements of Income
                     ($ in thousands, except per share data)

                                                                                   Three Months Ended           Year Ended
                                                                                      December 31,             December 31,

                                                                                    1999        1998        1999         1998
                                                                                 -------------------------------------------------

Revenues:
   Premiums from property/casualty operations                                       $46,466     $48,352   $188,921      $181,756
   Premiums from life and health operations and contract charges                      9,448        ----     27,799          ----
   Net investment income                                                             17,939       4,786     58,558        19,119
   Realized investment gains (losses), net                                             (980)        (83)    (1,984)          451
   Other income                                                                         546         281      1,569         1,033
                                                                                --------------------------------------------------
       Total revenues                                                                73,419      53,336    274,863       202,359
                                                                                --------------------------------------------------
Losses, benefits, expenses and other:
   Losses and loss adjustment expenses on property/casualty operations               34,722      35,239    141,509       134,302
   Policyholder contract benefits                                                    12,299        ----     38,710          ----
   Amortization expense                                                              10,410       9,224     38,182        35,019
   Other operating costs and expenses                                                 5,653       2,953     20,434        12,431
   Participating policyholders' interest                                              4,018        ----      9,692          ----
                                                                                --------------------------------------------------
       Total losses, benefits and expenses                                           67,102      47,416    248,527       181,752
       Gain on partial reduction of extended earnings liability                        ----        ----       ----        (6,318)
                                                                                --------------------------------------------------
       Total losses, benefits, expenses and other                                    67,102      47,416    248,527       175,434

Income before federal income tax expense and preferred stock dividends                6,317       5,920     26,336        26,925
Federal income tax expense                                                            1,575       1,440      7,440         8,254
                                                                                --------------------------------------------------
Income before preferred stock dividends                                               4,742       4,480     18,896        18,671
Preferred stock dividends                                                                89        ----        278          ----
                                                                                --------------------------------------------------
             Net income attributable to common stockholders                          $4,653      $4,480    $18,618       $18,671
                                                                                ==================================================

             Operating income (1)                                                    $5,182      $4,534    $19,131       $14,271
                                                                                ==================================================

Per Share Data

     Net income per share-Diluted                                                     $0.75       $0.85      $3.13         $3.52
                                                                                ==================================================
     Operating income per share-Diluted (1)                                           $0.84       $0.86      $3.22         $2.69
                                                                                ==================================================
     Weighted average shares outstanding-Diluted                                  6,200,265   5,297,267  5,948,213     5,303,965
                                                                                ==================================================


(1) Operating income for the fourth quarter of 1999 excludes realized investment losses of $282,000, net of tax, and nonrecurring charges of $247,000, net of tax, consisting of $76,000 relating to employee severance costs and $171,000 related to the Company's evaluation of potential business transactions. The Company is no longer evaluating these transactions. Operating income for the fourth quarter of 1998 excludes realized investment losses of $54,000, net of tax. Operating income for the year ended December 31, 1999 excludes realized investment losses of $266,000, net of tax, and nonrecurring charges of $247,000, as mentioned above. Operating income for the year ended December 31, 1998 excludes realized investment gains of $293,000, net of tax, and a gain of $4,107,000, net of tax, on the partial reduction of the Company's extended earnings liability.


                                   ***More***

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



                           FARM FAMILY HOLDINGS, INC.
                      Condensed Consolidated Balance Sheets
                     ($ in thousands, except per share data)

                                                                                       December 31, 1999     December 31, 1998
Assets:
   Investments                                                                                $1,071,681             $307,524
   Cash and cash equivalents                                                                      19,190               10,677
   Insurance receivables                                                                          56,842               47,466
   Deferred acquisition costs                                                                     17,630               13,668
   Present value of future profits                                                                28,571                 ----
   Accrued investment income                                                                      18,875                5,527
   Property and equipment, net                                                                    14,520                 ----
   Deferred income tax asset, net                                                                 29,605                1,694
   Receivable from affiliates, net                                                                  ----               16,660
   Other assets                                                                                    4,884                3,287
                                                                                   ===========================================
             Total assets                                                                     $1,261,798             $406,503
                                                                                   ===========================================

Liabilities:
   Reserves for losses and loss adjustment expenses
          for property/casualty insurance                                                       $186,130             $174,435
   Reserves for life policies and contract benefits                                              239,891                 ----
   Funds on deposit from policyholders                                                           416,971                 ----
   Unearned premium reserve                                                                       74,364               71,209
   Accrued dividends to policyholders                                                              5,263                 ----
   Accrued expenses and other liabilities                                                         23,639               16,621
   Participating policyholders' interest                                                         128,516                 ----
                                                                                   -------------------------------------------
             Total liabilities                                                                 1,074,774              262,265

Mandatory redeemable preferred stock                                                               5,830                 ----

Total stockholders' equity                                                                       181,194              144,238
                                                                                   ===========================================
             Total liabilities and stockholders' equity                                       $1,261,798             $406,503
                                                                                   ===========================================




 Book Value Per Share                                                                             $29.65               $27.45
                                                                                   ===========================================
 Book Value Per Share (excluding SFAS 115 adjustment)                                             $30.07               $25.60
                                                                                   ===========================================

 Common Shares Outstanding                                                                     6,110,684            5,253,813
                                                                                   ===========================================


                                   ***More***
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


                          FARM FAMILY HOLDINGS, INC.
                          Selected Segment Information
                                ($ in thousands)

                                                                                    Three months ended            Year Ended
                                                                                      December 31,                 December 31,
                                                                                    1999         1998         1999          1998

   Premium Revenues
      Property and casualty insurance                                             $46,466      $48,352      $188,921     $181,756
      Life insurance                                                                9,448         ----        27,799         ----
                                                                                ----------------------------------------------------
            Total                                                                 $55,914      $48,352      $216,720     $181,756
                                                                                ====================================================

   Net Investment Income
      Property and casualty insurance                                              $5,380       $4,666       $20,449      $18,601
      Life insurance                                                               12,464         ----        37,673         ----
      Corporate and other                                                              84          120           388          518
      Intersegment eliminations                                                        11         ----            48         ----
                                                                                ====================================================
            Total                                                                 $17,939       $4,786       $58,558      $19,119
                                                                                ====================================================

   Other Operating Costs & Expenses and Amortization
      Property and casualty insurance
         Underwriting and amortization expenses                                   $11,891      $11,648       $46,471      $45,778
         Dividends to policyholders                                                  ----           73           159          192
      Life insurance                                                                3,741         ----        11,097         ----
      Corporate and other                                                             656          456         1,564        1,480
      Intersegment eliminations                                                      (225)        ----          (675)        ----
                                                                                ====================================================
           Total                                                                  $16,063      $12,177       $58,616      $47,450
                                                                                ====================================================

   Net Income
     Operating Income
      Property and casualty insurance                                              $4,285       $4,741       $17,140      $14,884
      Life insurance                                                                1,281         ----         2,879         ----
      Corporate and other                                                            (384)        (207)         (888)        (613)
                                                                                ----------------------------------------------------
            Total operating income                                                  5,182        4,534        19,131       14,271
      Realized investment gains (losses), net of tax                                 (282)        (54)          (266)         293
      Gain on partial reduction of extended earnings liability,
        net of tax                                                                    ----        ----           ----       4,107
      Other non-recurring items, net of tax                                          (247)        ----          (247)        ----
                                                                                ----------------------------------------------------
               Net income                                                          $4,653       $4,480       $18,618      $18,671
                                                                                ====================================================

                                                                                                             December 31,
                                                                                                      ----------------------------
                                                                                                           1999           1998

   Identifiable Assets
      Property and casualty                                                                              $446,721       $397,038
      Life insurance                                                                                      812,106           ----
      Corporate and other                                                                                  71,014         35,417
      Intersegment eliminations                                                                           (68,043)       (25,952)
                                                                                                     ==============================
         Total                                                                                         $1,261,798       $406,503
                                                                                                     ==============================


                                   ***More***
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


                           FARM FAMILY HOLDINGS, INC.
            Selected Unaudited Pro Forma Consolidated Financial Data
                     ($ in millions, except per share data)

The following table presents selected unaudited pro forma financial data for the
Company. The selected unaudited pro forma consolidated financial information gives effect to the acquisition of Farm Family Life using the purchase method of accounting. The selected unaudited pro forma consolidated Statement of Income data gives effect to the acquisition of Farm Family Life as if it occurred at the beginning of the periods presented. The pro forma information is provided for informational purposes only and is not indicative of the actual results that would have been achieved had the acquisition of Farm Family Life been consummated at the beginning of the periods presented, or of future results.
                                                                                                   For the Year Ended:

                                                                                        December 31, 1999    December 31, 1998
Statement of Income Data:
Total revenues                                                                                  $297.7                  $293.6
Total losses, benefits and expenses                                                             (269.9)                 (268.4)
Gain on partial reduction of extended earnings liability                                           ----                    6.3
                                                                                  ------------------------ -----------------------

Income before federal income tax expense                                                          27.8                    31.5
Federal income tax expense                                                                        (8.0)                   (9.5)
                                                                                  ------------------------ -----------------------

   Income before preferred stock dividends                                                        19.8                    22.0
   Preferred stock dividends                                                                      (0.4)                   (0.4)
                                                                                  ------------------------ -----------------------

     Income attributable to common shareholders                                                  $19.4                   $21.6
                                                                                  ======================== =======================
     Operating income(1)                                                                         $20.0                   $17.1
                                                                                  ======================== =======================
Per Share Data:
     Net income per common share - Diluted                                                       $3.14                   $3.51
                                                                                  ======================== =======================
     Operating income per common share - Diluted (1)                                             $3.24                   $2.78
                                                                                  ======================== =======================
     Weighted average shares - Diluted                                                       6,175,929               6,160,836
                                                                                  ======================== =======================


(1) Operating income excludes the impact of realized investment gains (losses), nonrecurring items, and the related taxes thereon.


                                    ***End***


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